Exhibit 99.1

FOR RELEASE: CONTACT:	New Hartford, NY, March 1, 2022 Christopher R. Byrnes (315) 738-0600 ext. 6226 cbyrnes@partech.com, www.partech.com

PAR TECHNOLOGY CORPORATION ANNOUNCES FOURTH QUARTER AND FULL YEAR 2021 RESULTS

•Total revenues increase 39.4% year-over-year from Q4 '20

•Software Annual Recurring Revenues (ARR)(1) grew to $88.2 million - a 163.6% increase from $33.5 million reported in Q4 '20
New Hartford, NY- March 1, 2022 -- PAR Technology Corporation (NYSE: PAR) (“PAR Technology” or the “Company”) today announced its financial results for its fourth quarter and for the year ended December 31, 2021.

Summary of Fiscal 2021 Fourth Quarter
•Revenues were reported at $81.6 million for the fourth quarter of 2021, a 39.4% or $23.1 million increase compared to $58.5 million for the same period in 2020. Punchh® contributed $9.4 million of revenue for the fourth quarter of 2021.
•Net loss for the fourth quarter of 2021 was $25.6 million, or $0.95 net loss per share, compared to a net loss of $13.0 million, or $0.60 net loss per share reported for the same period in 2020.
•EBITDA for the fourth quarter of 2021 was a loss of $10.8 million compared to a loss of $6.6 million for the same period in 2020.
•Adjusted EBITDA for the fourth quarter of 2021 was a loss of $4.9 million compared to Adjusted EBITDA loss of $8.6 million for the same period in 2020.
•Adjusted net loss for the fourth quarter of 2021 was $9.8 million, or $0.36 adjusted diluted net loss per share, compared to an adjusted net loss of $11.7 million, or $0.54 adjusted diluted net loss per share, for the same period in 2020.

Summary of Full Year Financial Results
•Revenues were reported at $282.9 million for the year ended December 31, 2021, an increase of 32.3% or $69.1 million when compared to $213.8 million for the same period in 2020. Punchh contributed $27.7 million of revenue in 2021.
•Net loss for the year ended December 31, 2021 was $75.8 million, or $3.02 net loss per share, compared to a net loss of $36.6 million, or $1.92 net loss per share reported for the same period in 2020.
•EBITDA for the year ended December 31, 2021 was a loss of $45.7 million compared to an EBITDA loss of $21.2 million for the same period in 2020.
•Adjusted EBITDA for the year ended December 31, 2021 was a loss of $17.8 million compared to an Adjusted EBITDA loss of $12.5 million for the same period in 2020.
•Adjusted net loss for the year ended December 31, 2021 was $35.8 million, or $1.43 adjusted diluted net loss per share, compared to an adjusted net loss of $22.2 million, or $1.17 adjusted diluted net loss per share, for the same period in 2020.

A reconciliation and description of non-GAAP financial measures to corresponding GAAP financial measures are included in the tables at the end of this press release.

_______
(1) See “Key Performance Indicators and Non-GAAP Financial Measures” below

PAR Technology CEO, Savneet Singh commented, “PAR finished 2021 on strong footing, delivering revenue growth of 39.4% and strong ARR growth. ARR at end of Q4 2021 was $88.2 million, a 163.6% increase from the $33.5 million ARR reported in the fourth quarter last year. Punchh delivered year-over-year ARR growth of 47% in the quarter and Brink POS reported ARR growth of 30% from Q4 2020. Our product revenue in the quarter grew by 48% from Q4 last year, once again demonstrating strong demand for PAR’s complete platform offering.”

Mr. Singh continued, “Our team is executing on our objective of growing our recurring revenue base through subscription services with our best-in-class cloud products. PAR's unified commerce cloud platform improves the restaurant experience for our enterprise clients and their customers. Our strong quarterly and year end results stem from continued strength in this platform strategy, as the world’s most innovative restaurant companies turn to PAR to help them accelerate their digital initiatives."

Highlights of Brink POS – Fourth Quarter 2021:

•Brink POS ARR at end of Q4 '21 totaled $32.1 million
•New store Activations in Q4 '21 totaled 1,075 sites
•Brink POS Bookings in Q4 '21 totaled 1,162 sites
•Brink POS open orders (backlog) totaled 1,885 sites at end of Q4 '21
•Active Sites for Brink POS as of December 31, 2021 totaled 15,897 restaurants

Highlights of Punchh – Fourth Quarter 2021:

•Punchh ARR at end of Q4 '21 totaled $46.7 million
•New store Activations in Q4 '21 totaled 3,236 sites
•Active Sites for Punchh as of December 31, 2021 totaled 56,096 restaurants

Total Contracted ARR at end of Q4 '21 totaled more than $111 million

Conference Call.

There will be a conference call at 4:30 p.m. (Eastern) on March 1, 2022, during which the Company’s management will discuss the financial results for the fourth quarter and year ended December 31, 2021. To participate in the call, please call 844-419-5412, approximately 10 minutes in advance. No passcode is required to participate in the live call or to listen to the replay version. Investors will have the opportunity to listen to the conference call/event over the internet by visiting the Company’s website at https://www.partech.com/about-us/investor-relations/. Alternatively, listeners may access an archived version of the presentation call after 7:30 p.m. on March 1, 2022 through March 8, 2022 by dialing 855-859-2056 and using conference ID 3684043.

About PAR Technology Corporation.

For more than 40 years, PAR Technology Corporation’s (NYSE: PAR) cutting-edge products and services have helped bold and passionate restaurant brands build lasting guest relationships. We are the partner enterprise restaurants rely on when they need to serve amazing moments from open to close, during the most hectic rush hours, and when the world forces them to adapt and overcome. More than 100,000 restaurants in more than 110 countries use PAR’s restaurant software, hardware and services. With the acquisition of Punchh Inc., a leading SaaS-based customer engagement and loyalty solutions provider, PAR has become a unified commerce cloud platform for enterprise restaurants. To learn more, visit www.partech.com or connect with us on LinkedIn, Twitter, Facebook, and Instagram.

Key Performance Indicators and Non-GAAP Financial Measures.

We monitor certain operating data and non-GAAP financial measures in the evaluation and management of our business; certain key operating data and non-GAAP financial measures have been provided as we believe these to be useful in facilitating period-to-period comparisons of our business performance. Operating data and non-GAAP financial measures do not reflect and should be viewed independently of our financial performance determined in accordance with GAAP. Operating data and non-GAAP financial measures are not forecasts or indicators of future or expected results and should not have undue reliance placed upon them by investors.

Where non-GAAP financial measures are included in this press release, the most directly comparable GAAP financial measures and a detailed reconciliation between GAAP and non-GAAP financial measures is included in this press release under “About Non-GAAP Financial Measures”.

Unless otherwise indicated, financial and operating data included in this presentation is as of December 31, 2021.

As used in this press release,

“Annual Recurring Revenue” or “ARR” is the annualized revenue from SaaS and related revenue of our software products. We calculate ARR by annualizing the monthly recurring revenue for all active sites as of the last day of each month for the respective reporting period. ARR also includes recurring payment processing services revenue, net of expenses.

“Active Sites” represent locations active on PAR’s SaaS software as of the last day of the respective fiscal period.

“Activations” are calculated as of the end of each month based on the number of SaaS customers that have initiated use of our software products/platforms. Once “activated”, PAR begins to invoice/bill the customer. In specific cases with Punchh, invoicing takes place before activation take place.

“Booking” is a customer purchase order for SaaS; upon PAR's acceptance, the customer is obligated to purchase the SaaS and pay PAR for the services. In specific cases with Punchh, bookings are added at the time of execution of the relevant master services agreement.

“Contracted ARR”, or “CARR” is ARR that includes signed/booked sites that have yet to be activated.

Trademarks.

“PARTM,” “Brink POS®,” “Punchh®,” “Data Central®,” “Restaurant Magic®,” “PAR PhaseTM,” “PixelPoint®” and other trademarks appearing in this press release belong to us.

Forward-Looking Statements.

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, Section 27A of the Securities Act of 1933, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical in nature, but rather are predictive of our future operations, financial condition, financial results, business strategies and prospects. Forward-looking statements are generally identified by words such as “anticipate,” “believe,” “belief,” “continue,” “could,” “expect,” “estimate,” “intend,” “may,” “opportunity,” “plan,” “should,” “will,” “would,” “will likely result,” and similar expressions. Forward-looking statements are based on management's current expectations and assumptions that are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause our actual results to differ materially from those expressed in or implied by forward-looking statements contained in this press release on our business, financial condition, and results of operations. Factors that could cause our actual results to differ materially from those expressed in or implied by forward-looking statements contained in this press release, include the COVID-19 pandemic and the actions taken by governmental authorities, businesses and individuals in response, macroeconomic trends and geopolitical events (including, presently, the conflict in Ukraine), the competitive marketplace for talent and its impact on employee recruitment and retention, supply shortages and/or disruptions in product manufacturing and distribution channels, and the other factors discussed in our filings with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

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PAR TECHNOLOGY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

Assets	December 31, 2021	December 31, 2020
Current assets:
Cash and cash equivalents	$188,419	$180,686
Accounts receivable – net	49,978	42,980
Inventories – net	35,078	21,638
Other current assets	9,532	3,625
Total current assets	283,007	248,929
Property, plant and equipment – net	13,709	13,856
Goodwill	457,306	41,214
Intangible assets – net	118,763	33,121
Lease right-of-use assets	4,348	2,569
Other assets	11,016	4,060
Total Assets	$888,149	$343,749
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$705	$666
Accounts payable	20,845	12,791
Accrued salaries and benefits	17,265	13,190
Accrued expenses	5,042	2,606
Lease liabilities – current portion	2,266	1,200
Customer deposits and deferred service revenue	14,394	9,506
Total current liabilities	60,517	39,959
Lease liabilities – net of current portion	2,440	1,462
Deferred revenue – noncurrent	7,597	3,082
Long-term debt	305,845	105,844
Other long-term liabilities	7,405	4,997
Total liabilities	383,804	155,344
Commitments and contingencies
Shareholders’ Equity:
Total shareholders’ equity	504,345	188,405
Total Liabilities and Shareholders’ Equity	$888,149	$343,749

PAR TECHNOLOGY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net revenues:
Product	$32,228	$21,791	$105,014	$73,228
Service	30,594	18,332	105,337	69,284
Contract	18,777	18,393	72,525	71,274
Total revenues, net	81,599	58,516	282,876	213,786
Costs of sales:
Product	24,683	18,005	80,841	58,887
Service	20,799	16,123	73,226	49,933
Contract	17,513	16,860	66,688	65,641
Total cost of sales	62,995	50,988	220,755	174,461
Gross margin	18,604	7,528	62,121	39,325
Operating expenses:
Selling, general and administrative	24,853	14,208	83,998	46,196
Research and development	10,005	5,639	34,579	19,252
Amortization of identifiable intangible assets	522	486	1,825	1,163
Adjustment to contingent consideration liability	—	(1,030)	—	(3,340)
Gain on insurance proceeds	—	—	(4,400)	—
Total operating expenses	35,380	19,303	116,002	63,271
Operating loss	(16,776)	(11,775)	(53,881)	(23,946)
Other income (expense), net	(348)	2,058	(1,279)	808
Loss on extinguishment debt	—	—	(11,916)	(8,123)
Interest expense, net	(5,644)	(1,969)	(18,147)	(8,287)
Loss before benefit from income taxes	(22,768)	(11,686)	(85,223)	(39,548)
Benefit from (provision for) income taxes	(2,871)	(1,279)	9,424	2,986
Net loss	$(25,639)	$(12,965)	$(75,799)	$(36,562)
Earnings per share (basic and diluted)	$(0.95)	$(0.60)	$(3.02)	$(1.92)
Weighted average shares outstanding (basic and diluted)	26,878	21,610	25,088	19,014

PAR TECHNOLOGY CORPORATION
SUPPLEMENTAL INFORMATION
(Unaudited)

The following table sets forth certain unaudited supplemental financial data for the eight trailing quarters indicated (in thousands):

Segment Revenue by Product Line

	2021				2020
	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Restaurant/Retail
Hardware	$31,207	$29,669	$23,355	$17,835	$21,595	$20,168	$12,129	$18,137
Software	17,710	17,168	15,100	7,876	6,665	6,798	5,977	6,944
Services	13,905	12,984	12,669	10,873	11,863	10,381	9,527	12,328
Total Restaurant/Retail	$62,822	$59,821	$51,124	$36,584	$40,123	$37,347	$27,633	$37,409

Government
Intelligence, Surveillance, and Reconnaissance	$9,861	$9,619	$9,284	$9,547	$9,990	$8,943	$9,741	$8,772
Mission Systems	8,482	8,237	8,338	8,131	8,328	8,084	8,088	8,448
Product Services	434	183	204	205	75	473	229	103
Total Government	$18,777	$18,039	$17,826	$17,883	$18,393	$17,500	$18,058	$17,323

Total Revenue	$81,599	$77,860	$68,950	$54,467	$58,516	$54,847	$45,691	$54,732

About Non-GAAP Financial Measures

The Company reports its financial results in accordance with GAAP. However, non-GAAP adjusted financial measures, as set forth in the reconciliation tables below, are provided because management uses these non-GAAP financial measures in evaluating the results of the Company's continuing operations and believes this information provides investors supplemental insight into underlying business trends and operating results. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. While we believe that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. In addition, these non-GAAP financial measures should be read in conjunction with the Company’s consolidated condensed financial statements prepared in accordance with GAAP.

Within this press release, the Company makes reference to EBITDA, adjusted EBITDA, adjusted net loss, and adjusted diluted net loss per share which are non-GAAP financial measures. EBITDA represents net loss before income taxes, interest expense and depreciation and amortization. Adjusted EBITDA and adjusted net loss, net of tax, represent EBITDA as adjusted to exclude certain non-cash and non-recurring charges, including stock-based compensation, acquisition and integration expense, certain pending litigation expenses and other non-recurring charges that may not be indicative of the Company’s financial performance.

The Company is presenting adjusted EBITDA and adjusted net loss because we believe that they provide a more meaningful comparison than EBITDA and net loss of the Company's core business operating results and those of other similar companies. Management believes that adjusted EBITDA and adjusted net loss, when viewed with the Company's results of operations in accordance with GAAP and the accompanying reconciliations in the tables below, provide useful information about operating performance and period-over-period growth, and provide additional information that is useful for evaluating the operating performance of the Company's core business without regard to potential distortions. Additionally, management believes that adjusted EBITDA permits investors to gain an understanding of the factors and trends affecting its ongoing cash earnings, from which capital investments are made and debt is serviced.

However, EBITDA, adjusted EBITDA and adjusted net loss are not measures of financial performance or liquidity under GAAP and, accordingly, should not be considered as alternatives to net income (loss) from operations or cash flow from operating activities as indicators of operating performance or liquidity. Also, these measures may not be comparable to similarly titled captions of other companies. The tables below provide reconciliations between net loss and EBITDA, adjusted EBITDA and adjusted net loss.

The Company's results of operations are impacted by certain non-cash and non-recurring charges, including stock-based compensation, acquisition and divestiture related expenditures, expense related to the Company's efforts to resolve a regulatory matter and other non-recurring charges that may not be indicative of the Company’s financial performance. Management believes that adjusting its costs of sales, operating expenses, operating loss, net loss and diluted loss per share to remove non-recurring charges, provides a useful perspective with respect to the Company's operating results and provides supplemental information to both management and investors by removing items that are difficult to predict and are often unanticipated.

The following tables set forth certain unaudited supplemental financial and other data for the periods indicated (in thousands, except per share and footnote amounts):

	Three Months Ended December 31,
	2021	2020
Reconciliation of EBITDA and Adjusted EBITDA
Net loss	$(25,639)	$(12,965)
Benefit from income taxes	2,871	1,279
Interest expense	5,644	1,969
Depreciation and amortization	6,352	3,151
EBITDA	$(10,772)	$(6,566)
Stock-based compensation expense (1)	5,259	1,034
Contingent consideration (2)	—	(1,030)
Pending litigation expense (3)	190	—
Acquisition costs (4)	86	—
Other expense – net (5)	348	(2,058)
Adjusted EBITDA	$(4,889)	$(8,620)

1
Adjustments reflect stock-based compensation expense within selling, general and administrative expenses and cost of contracts of $5.3 million and $1.0 million for the three months ended December 31, 2021 and 2020, respectively.

2	Adjustment reflects to change to the fair market value of the contingent consideration liability related to the related to the acquisition of AccSys, LLC (“Restaurant Magic”) in December 2019 (the “Restaurant Magic Acquisition”).
3	Adjustment reflects the resolution of a pending legal matter of $0.2 million for the three months ended December 31, 2021.
4
Adjustment reflects $0.1 million acquisition expenses incurred during the three months ended December 31, 2021 related to the April 8, 2021 merger transaction whereby Punchh Inc. became a wholly owned subsidiary (“Punchh Acquisition”).

5	Adjustment reflects foreign currency transaction gains and losses and rental income and losses which are recorded in other expense, net in the accompanying statements of operations.

	Three Months Ended December 31,
	2021		2020
Reconciliation of Adjusted Net Loss/Adjusted Diluted Loss per Share:
Net loss/diluted loss per share	$(25,639)	$(0.95)	$(12,965)	$(0.60)
Benefit from income taxes (1)	2,105	0.08	1,143	0.05
Non-cash interest expense (2)	3,685	0.14	1,066	0.05
Acquired intangible assets amortization (3)	4,171	0.16	1,140	0.05
Stock-based compensation expense (4)	5,259	0.20	1,034	0.05
Pending litigation expense (5)	190	0.01	—	—
Acquisition costs (6)	86	—	—	—
Contingent consideration (7)	—	—	(1,030)	(0.05)
Other expense – net (8)	348	0.01	(2,058)	(0.10)
Adjusted net loss/adjusted diluted loss per share	$(9,795)	$(0.36)	$(11,670)	$(0.54)

Weighted average common shares outstanding	26,878		21,610

1	Adjustment reflects an adjustment of the Company's deferred taxed asset valuation allowance of $2.1 million primarily related to the Punchh Acquisition for the three months ended December 31, 2021; and a reduction to the benefit of income taxes of $1.1 million for the three months ended December 31, 2020 related to the issuance of the 2.875% Convertible Senior Notes due 2026 (the “2026 Notes”) and partial repurchase of the 4.500% Convertible Senior Notes due 2024 (the “2024 Notes”). The income tax effect of these adjustments were not tax-effected due to the valuation allowance on all of our net deferred tax assets.
2
Adjustment reflects non-cash accretion of interest expense and amortization of issuance costs related to the 2024 Notes, 2026 Notes, and the 1.500% Convertible Senior Notes due 2027 (the “2027 Notes”, and together with the 2024 Notes and the 2026 Notes, the “Senior Notes”) of $3.7 million and $1.1 million for the three months ended December 31, 2021 and 2020, respectively.

3	Adjustment amortization expense of acquired developed technology within gross margin of $3.7 million and $0.9 million for the three months ended December 31, 2021 and 2020, respectively; and amortization expense of acquired intangible assets of $0.5 million and $0.3 million for the three months ended December 31, 2021 and 2020, respectively.
4
Adjustments reflect stock-based compensation expense within selling, general and administrative expenses and cost of contracts of $5.3 million and $1.0 million for the three months ended December 31, 2021 and 2020, respectively.

5	Adjustment reflects the resolution of a pending legal matter of $0.2 million for the three months ended December 31, 2021.
6	Adjustment reflects $0.1 million acquisition expenses incurred during the three months ended December 31, 2021 related to the Punchh Acquisition.
7	Adjustment reflects to change to the fair market value of the contingent consideration liability related to the Restaurant Magic Acquisition.
8	Adjustment reflects foreign currency transaction gains and losses, rental income and losses, and other non-recurring expenses recorded in other expense, net in the accompanying statements of operations.

	Year Ended December 31,
	2021	2020
Reconciliation of EBITDA and adjusted EBITDA:
Net loss	$(75,799)	$(36,562)
Benefit from income taxes	(9,424)	(2,986)
Interest expense	18,147	8,287
Depreciation and amortization	21,421	10,097
EBITDA	$(45,655)	$(21,164)
Stock-based compensation expense (1)	14,615	4,251
Regulatory matter (2)	50	126
Contingent Consideration (3)	—	(3,340)
Litigation expense (4)	790	—
Acquisition costs (5)	3,612	—
Gain on insurance proceeds (6)	(4,400)	—
Severance (7)	—	359
Loss on extinguishment of debt (8)	11,916	8,123
Other expense – net (9)	1,279	(808)
Adjusted EBITDA	$(17,793)	$(12,453)

1
Adjustments reflect stock-based compensation expense within selling, general and administrative expenses and cost of contracts for the years ended December 31, 2021 and 2020 of $14.6 million and $4.3 million, respectively.

2	Adjustment reflects the expenses related to our efforts to resolve a regulatory matter and other non-recurring charges of $0.1 million for both the years ended December 31, 2021 and 2020.
3	Adjustment reflects the change to the fair market value of the contingent consideration liability related to the Restaurant Magic Acquisition.
4	Adjustment reflects expenses accrued for a legal matter of $0.8 million for the year ended December 31, 2021
5	Adjustment reflects the expenses incurred in the Punchh Acquisition of $3.6 million for the year ended December 31, 2021.
6	Adjustment represents the gain on insurance stemming from a legacy claim of $4.4 million for the year ended December 31, 2021.
7	Adjustment reflects the severance included in gross margin, selling, general and administrative expense and research and development expense of $0.4 million for the year ended December 31, 2020.
8
Adjustment reflects loss on extinguishment of debt of $11.9 million related to the settlement of debt for the year ended December 31, 2021, and $8.1 million to the repurchase of approximately $66.3 million of the 2024 Notes for the year ended December 31, 2020.

9	Adjustment reflects foreign currency transaction gains and losses, rental income and losses, and other non-recurring expenses recorded in other expense, net in the accompanying statements of operations.

	Year Ended December 31,
	2021		2020
Reconciliation of adjusted net loss/diluted loss per share:
Net loss / diluted earnings per share	$(75,799)	$(3.02)	$(36,562)	$(1.92)
Benefit from income taxes (1)	(10,417)	(0.42)	(3,265)	(0.17)
Non-cash interest expense (2)	8,727	0.35	4,355	0.23
Acquired intangible assets amortization (3)	13,802	0.55	4,558	0.24
Stock-based compensation expense (4)	14,615	0.58	4,251	0.22
Regulatory matter (5)	50	—	126	0.01
Contingent Consideration (6)	—	—	(3,340)	(0.18)
Pending litigation expense (7)	790	0.03	—	—
Acquisition costs (8)	3,612	0.14	—	—
Gain on insurance proceeds (9)	(4,400)	(0.18)	—	—
Severance (10)	—	—	359	0.02
Loss on extinguishment of debt (11)	11,916	0.47	8,123	0.43
Other expense – net (12)	1,279	0.05	(808)	(0.04)
Adjusted net loss/diluted loss per share	$(35,825)	$(1.43)	$(22,203)	$(1.17)

Weighted average common shares outstanding	25,088		19,014

1
Adjustment reflects a partial release of our deferred tax asset valuation allowance of $10.4 million related to the Punchh Acquisition; and a reduction to the benefit of income taxes of $3.3 million for the year ended December 31, 2020 related to the issuance of the 2.875% Convertible Senior Notes due 2026 and partial repurchase of the 4.500% Convertible Senior Notes due 2024. The income tax effect of the below adjustments were not tax-effected due to the valuation allowance on all of our net deferred tax assets.

2
Adjustment reflects non-cash accretion of interest expense and amortization of issuance costs related to the Senior Notes and the Owl Rock Term Loan of 8,727 and $3.2 million for the years ended December 31, 2021 and 2020.

3	Adjustment amortization expense of acquired developed technology within gross margin of $12.0 million and $3.5 million for the years ended December 31, 2021 and 2020, respectively; and amortization expense of acquired intangible assets of $1.8 million and $1.1 million for the years ended December 31, 2021 and 2020, respectively.
4	Adjustments reflect stock-based compensation expense within selling, general and administrative expenses and cost of contracts for the years ended December 31, 2021 and 2020 of $14.6 million and $4.3 million, respectively.
5	Adjustment reflects the expenses related to our efforts to resolve a regulatory matter and other non-recurring charges of $0.1 million for both the years ended December 31, 2021 and 2020.
6	Adjustment reflects the change to the fair market value of the contingent consideration liability related to the Restaurant Magic Acquisition.
7	Adjustment reflects expenses accrued for a legal matter of $0.8 million for the year ended December 31, 2021
8	Adjustment reflects the expenses incurred in the Punchh Acquisition of $3.6 million for the year ended December 31, 2021.
9	Adjustment represents the gain on insurance stemming from a legacy claim of $4.4 million for the year ended December 31, 2021.
10	Adjustment reflects the severance included in gross margin, selling, general and administrative expense and research and development expense of $0.4 million and $0.5 million for the years ended December 31, 2020 and December 31, 2019, respectively.
11	Adjustment reflects loss on extinguishment of debt of $11.9 million related to the settlement of debt for the year ended December 31, 2021, and $8.1 million to the repurchase of approximately $66.3 million of the 2024 Notes for the year ended December 31, 2020.
12	Adjustment reflects foreign currency transaction gains and losses, rental income and losses, and other non-recurring expenses recorded in other expense, net in the accompanying statements of operations.